Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter
	2019	2018
	($ in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,686	$1,605
Intermodal	719	678
Coal	435	434
Total railway operating revenues	2,840	2,717

Railway operating expenses
Compensation and benefits	727	737
Purchased services and rents	424	401
Fuel	250	266
Depreciation	283	272
Materials and other	190	206
Total railway operating expenses	1,874	1,882

Income from railway operations	966	835

Other income – net	44	8
Interest expense on debt	149	136

Income before income taxes	861	707

Income taxes
Current	127	110
Deferred	57	45
Total income taxes	184	155

Net income	$677	$552

Earnings per share – diluted	$2.51	$1.93

Weighted average shares outstanding – diluted	269.4	285.9

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	First Quarter
	2019	2018
	($ in millions)

Net income	$677	$552
Other comprehensive income (loss), before tax:
Pension and other postretirement benefits (expense)	5	(7)
Other comprehensive income (loss) of
equity investees	(1)	1
Other comprehensive income (loss), before tax	4	(6)

Income tax benefit (expense) related to items of
other comprehensive income (loss)	(1)	2

Other comprehensive income (loss), net of tax	3	(4)

Total comprehensive income	$680	$548

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2019	2018
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$411	$358
Accounts receivable – net	1,048	1,009
Materials and supplies	228	207
Other current assets	235	288
Total current assets	1,922	1,862

Investments	3,198	3,109
Properties less accumulated depreciation of $12,374 at
both periods	31,158	31,091
Other assets	784	177

Total assets	$37,062	$36,239

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,334	$1,505
Short-term debt	250	—
Income and other taxes	338	255
Other current liabilities	378	246
Current maturities of long-term debt	585	585
Total current liabilities	2,885	2,591

Long-term debt	10,569	10,560
Other liabilities	1,759	1,266
Deferred income taxes	6,518	6,460

Total liabilities	21,731	20,877

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 265,967,039 and 268,098,472 shares,
respectively, net of treasury shares	267	269
Additional paid-in capital	2,213	2,216
Accumulated other comprehensive loss	(560)	(563)
Retained income	13,411	13,440

Total stockholders’ equity	15,331	15,362

Total liabilities and stockholders’ equity	$37,062	$36,239

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	First Three Months
	2019	2018
	($ in millions)
Cash flows from operating activities
Net income	$677	$552
Reconciliation of net income to net cash provided by operating activities:
Depreciation	283	272
Deferred income taxes	57	45
Gains and losses on properties	(18)	(8)
Changes in assets and liabilities affecting operations:
Accounts receivable	(39)	(26)
Materials and supplies	(21)	(23)
Other current assets	12	13
Current liabilities other than debt	(27)	12
Other – net	(43)	(21)

Net cash provided by operating activities	881	816

Cash flows from investing activities
Property additions	(467)	(383)
Property sales and other transactions	152	13
Investment purchases	(2)	(2)
Investment sales and other transactions	(33)	1

Net cash used in investing activities	(350)	(371)

Cash flows from financing activities
Dividends	(230)	(205)
Common stock transactions	2	(1)
Purchase and retirement of common stock	(500)	(300)
Proceeds from borrowings – net of issuance costs	250	543
Debt repayments	—	(100)

Net cash used in financing activities	(478)	(63)

Net increase in cash, cash equivalents, and restricted cash	53	382

Cash, cash equivalents, and restricted cash
At beginning of year	446	690

At end of period	$499	$1,072

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$112	$69
Income taxes (net of refunds)	9	7

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited)

	Common Stock	Additional Paid-in Capital	Accum. Other Comprehensive Loss	Retained Income	Total
	($ in millions, except per share amounts)

Balance at December 31, 2018	$269	$2,216	$(563)	$13,440	$15,362

Comprehensive income:
Net income				677	677
Other comprehensive income			3		3
Total comprehensive income					680
Dividends on common stock,
$0.86 per share				(230)	(230)
Share repurchases	(3)	(22)		(475)	(500)
Stock-based compensation	1	19		(1)	19

Balance at March 31, 2019	$267	$2,213	$(560)	$13,411	$15,331

	Common Stock	Additional Paid-in Capital	Accum. Other Comprehensive Loss	Retained Income	Total
	($ in millions, except per share amounts)

Balance at December 31, 2017	$285	$2,254	$(356)	$14,176	$16,359

Comprehensive income:
Net income				552	552
Other comprehensive loss			(4)		(4)
Total comprehensive income					548
Dividends on common stock,
$0.72 per share				(205)	(205)
Share repurchases	(2)	(16)		(282)	(300)
Stock-based compensation	1	17		(2)	16
Reclassification of stranded
tax effects			(88)	88	—

Balance at March 31, 2018	$284	$2,255	$(448)	$14,327	$16,418

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.     Stock Repurchase Program
We repurchased and retired 2.9 million shares and 2.1 million shares of common stock under our stock repurchase program in the first three months of 2019 and 2018, respectively, at a cost of $500 million and $300 million, respectively. Since the beginning of 2006, we have repurchased and retired 188.5 million shares at a total cost of $14.6 billion.

2.     Leases
On January 1, 2019, we adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-02, “Leases (Topic 842)” which requires lessees to recognize right-of-use (ROU) assets and lease liabilities on the balance sheet for leases greater than twelve months. As a result of the adoption, the Consolidated Balance Sheet at March 31, 2019 includes the recognition of ROU assets of $593 million included in “Other assets,” current lease liabilities of $93 million included in “Other current liabilities,” and non-current lease liabilities of $500 million included in “Other liabilities.”

3. Restricted Cash
The “Cash, cash equivalents, and restricted cash” line item in the Consolidated Statements of Cash Flows includes restricted cash of $88 million at March 31, 2019 and December 31, 2018, reflecting deposits held by a third-party bond agent as collateral for certain debt obligations maturing in 2019. The restricted cash balance is included as part of “Other current assets” on the Consolidated Balance Sheets in both periods.
4. Reclassification of Stranded Tax Effects
In February 2018, the FASB issued ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.”  We adopted the provisions of ASU 2018-02 in the first quarter of 2018 resulting in an increase to “Accumulated other comprehensive loss” of $88 million and a corresponding increase to “Retained income,” with no impact on “Total stockholders’ equity.”